Exhibit 10.25
EXECUTION VERSION
CARDICA, INC.
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (“Agreement”) is made as of August 16, 2010 (the “Effective Date”), by and between Cardica, Inc., a Delaware corporation (the “Company”), and Intuitive Surgical Operations, Inc., a Delaware corporation (the “Purchaser”).
AGREEMENT
     In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:
SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.
     The Company has authorized the sale and issuance of up to 1,249,541 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The 1,249,541 shares of Common Stock sold to the Purchaser hereunder at the Closing (as defined below) shall be referred to as the “Shares.”
SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.
     At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares for an aggregate purchase price equal to $3,000,000 (the “Purchase Price”). For purposes of this Agreement, the following terms shall have the following meanings:
          (a) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
          (b) “License Agreement” means the License Agreement, dated as of the date hereof, by and between the Company and the Purchaser.
          (c) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          (d) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement (as defined below) and covering the resale by the Purchaser of the Registrable Securities (as defined in the Registration Rights Agreement).
          (e) “Trading Market” means whichever of The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

SECTION 3. CLOSING AND DELIVERY.
     3.1 Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on August 17, 2010 at the offices of Cooley LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, or on such other date and place as may be agreed to by the Company and the Purchaser. At or prior to the Closing, each of the Company and the Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).
     3.2 Issuance of the Shares at the Closing. At the Closing, the Company shall issue or cause the Company’s transfer agent to issue to the Purchaser stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares to be purchased by the Purchaser at the Closing against payment of the Purchase Price (including, if the Company has caused such stock certificates to be issued by the Company’s transfer agent, evidence reasonably satisfactory to the Purchaser that the Company has provided irrevocable instructions in respect of such stock certificates to the Company’s transfer agent). The Purchaser shall provide to the Company the name(s) in which the stock certificates are to be issued to the Purchaser no later than the Closing Date. The stock certificates shall be delivered to the Purchaser promptly following the Closing Date, but in any event within ten (10) Business Days following the Closing Date.
     3.3 Delivery of the Registration Rights Agreement. At the Closing, the Company and the Purchaser shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).
SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
     Except as set forth in the SEC Documents or on the Schedule of Exceptions delivered to the Purchaser concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:
     4.1 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries or equity interest in any other entity.
     4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement and the Registration Rights Agreement (together, the “Transaction Documents”), sell and issue the Shares and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.
     4.3 Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances. Assuming the accuracy of the representations made by the Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.
     4.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act (the foregoing documents (together with any documents filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).
     4.5 Capitalization. All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of undesignated Preferred Stock. As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are 24,005,813 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 2,861,080 shares of Common Stock reserved for issuance pursuant to options and restricted stock unit awards outstanding on such date pursuant to the Company’s 2005 Equity Incentive Plan (as amended to date, the “2005 Plan”), 381,671 shares of Common Stock reserved for issuance pursuant to options on such date pursuant to the Company’s 1997 Equity Incentive Plan (as amended to date, the “1997 Plan”), and warrants outstanding to purchase an aggregate of 4,718,680 shares of Common Stock. As of the Effective Date, there are 659,735 shares of Common Stock available for future issuance under the 2005 Plan and no shares of Common Stock available for future issuance under the 1997 Plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company has made available upon request of the Purchaser, a true, correct and complete copy of the Certificate of Incorporation and Bylaws (as defined below).
     4.6 Litigation. There are no legal or governmental actions, suits or other proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Company Material Adverse Effect.
     4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by The NASDAQ Stock Market of the listing of the Shares and (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights Agreement.

     4.8 No Default or Consents. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares) will: (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets) applicable to the Company, or (ii) violate or conflict with any provision of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), except in the case of clause (i) as would not cause, either individually or in the aggregate, a Company Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.
     4.9 No Material Adverse Change. Between June 30, 2009 and the Effective Date, except as specifically disclosed in the SEC Reports, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Except for the transactions contemplated by the Transaction Documents and the License Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the Effective Date that has not been publicly disclosed at least one Trading Day prior to the Effective Date.
     4.10 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.
     4.11 No Integrated Offering. None of the Company or any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ Stock Market.
     4.12 Sarbanes-Oxley Act. To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.
     4.13 Patents and Trademarks. To the knowledge of the executive officers of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.
     4.14 Listing and Maintenance Requirements. Except as specified in the SEC Documents, the Company has not, in the two years preceding the date hereof, received notice from The NASDAQ Stock Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. Except as disclosed in the SEC Documents, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of The NASDAQ Stock Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchaser the Shares.
     4.15 Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting the transactions contemplated by this Agreement.
     4.16 Contracts.
          (a) Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.
          (b) The Material Contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws.
     4.17 Properties and Assets. The Company has good and marketable title to all the properties and assets described as owned by it in the latest Financial Statements included in the

SEC Documents, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements or (b) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases. The Company owns or leases all such properties as are necessary to its operations as now conducted.
     4.18 Compliance. The Company has not been advised, nor does it have any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, and all applicable rules and regulations of the Food and Drug Administration (the “FDA”), and all applicable laws, statutes, ordinances, rule or regulations (including, without limitation, the Federal Food, Drug And Cosmetic Act of 1938, as amended, and similar foreign laws and regulations) enforced by the FDA or equivalent foreign authorities, except where failure to be so in compliance would not have a Company Material Adverse Effect.
     4.19 Taxes. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company does not have any knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Company Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.
     4.20 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.
     4.21 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
     4.22 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses, including, but not limited to, directors’ and officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.
     4.23 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

     4.24 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Company Material Adverse Effect.
     4.25 Internal Control over Financial Reporting. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. To the best of the Company’s knowledge, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.
     4.26 Foreign Corrupt Practices. The Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     4.27 Employee Relations. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.
     4.28 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.
     5.1 The Purchaser represents and warrants to and covenants with the Company that:
          (a) The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.
          (b) The Purchaser is acquiring the Shares pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other Persons regarding the distribution of such Shares, except in compliance with Section 5.1(c).
          (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.
          (d) The Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.
          (e) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.
          (f) The Purchaser has full right, power, authority and capacity to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement. Upon the execution and delivery of this Agreement and the Registration Rights Agreement by Purchaser, this Agreement and the Registration Rights Agreement shall each constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.

          (g) The Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker dealer”) and is not affiliated with a registered broker dealer. The Purchaser is not party to any agreement for distribution of any of the Shares.
     5.2 The Purchaser represents, warrants and covenants to the Company that the Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act. The Purchaser represents and warrants to and covenants with the Company that the Purchaser has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).
     5.3 The Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
     5.4 Legends. It is understood that the Shares may bear one or more legends in substantially the following form and substance:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
In addition stock certificates representing the Shares may contain:

          (a) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the sale of such Shares hereunder.
          (c) A legend regarding affiliate status, if applicable.
     5.5 Restricted Securities. The Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.
     The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:
     6.1 Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the Purchase Price for the Shares being purchased by the Purchaser at the Closing.
     6.2 Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct as of, and as if made on, the date of this Agreement and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).
     6.3 Receipt of Registration Rights Agreement. The Purchaser shall have executed and delivered to the Company the Registration Rights Agreement.
     6.4 Consents and Notifications. The Company shall have obtained or filed, as applicable, in a timely fashion any and all consents, permits, approvals, registrations, waivers and notifications necessary for consummation of the purchase and sale of the Shares (including, without limitation, any notifications required pursuant to the rules and regulations of applicable Trading Markets, and except for such as may be properly obtained or filed subsequent to the Closing), all of which shall be and remain so long as necessary in full force and effect.
SECTION 7. CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT THE CLOSING.
     The Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by the Purchaser:
     7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of, and as if made on, the date of this Agreement and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).
     7.2 Receipt of Executed Registration Rights Agreement. The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement.
     7.3 Legal Opinion. The Purchaser shall have received an opinion of Cooley LLP, counsel to the Company, substantially in the form set forth in Exhibit B hereto.
     7.4 Certificate. The Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial or Accounting Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and that the Company has satisfied in all of the conditions required to be satisfied by it on or before the Closing Date.
     7.5 Consents and Notifications. The Company shall have obtained or filed, as applicable, in a timely fashion any and all consents, permits, approvals, registrations, waivers and notifications necessary for consummation of the purchase and sale of the Shares (including, without limitation, any notifications required pursuant to the rules and regulations of applicable Trading Markets, and except for such as may be properly obtained or filed subsequent to the Closing), all of which shall be and remain so long as necessary in full force and effect.
SECTION 8. BROKER’S FEE.
     The Company and the Purchaser hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.
SECTION 9. INDEMNIFICATION.
     9.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchaser and each Person, if any, who controls the Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, provided that any claim for indemnification under this Section 9.1 relating to any inaccuracy in the representations and warranties of the Company contained in this Agreement is made within one year from the Closing. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (a) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Shares, or (b) the inaccuracy of any representations made by such Indemnified Party herein.
     9.2 Indemnification by Purchaser. The Purchaser shall indemnify and hold harmless the Company, each of its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (a) any failure by the Purchaser to comply with the covenants and agreements contained in Section 6 above respecting the sale of the Shares unless such failure by the Purchaser is directly caused by the Company’s failure to provide written notice to the Purchaser of a suspension of any registration statement with respect to the resale of the Shares or (b) the inaccuracy of any representation made by the Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, provided that any claim for indemnification under this Section 9.2 relating to the inaccuracy of any made by the Purchaser herein is made within one year from the Closing. In no event shall the liability of the Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Shares giving rise to such indemnification claim.
SECTION 10. ACCESS TO INFORMATION.
     From the date hereof until the Closing, the Company will make reasonably available to the Purchaser’s representatives, consultants and their respective counsels for inspection, such information and documents as the Purchaser reasonably requests, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.
SECTION 11. USE OF PURCHASER’S NAME.
     Except as otherwise required by applicable law or regulation and except as otherwise provided in the License Agreement, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated.

SECTION 12. NOTICES.
     All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:
          (a) if to the Company, to:
Cardica, Inc.
900 Saginaw Drive
Redwood City, California 94063
Attention: Chief Financial Officer
Facsimile: (650) 364-3134
     with a copy to (which shall not constitute notice):
Cooley LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
Facsimile: (650) 849-7400
Attention: Suzanne Sawochka Hooper, Esq.
     or to such other Person at such other place as the Company shall designate to the Purchaser in writing; and
          (b) if to the Purchaser, to:
Intuitive Surgical Operations, Inc.
1266 Kifer Road
Sunnyvale, California 94086
Facsimile: Facsimile: (408) 523-1390
Attention: Chief Financial Officer
     with a copy to (which shall not constitute notice):
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Facsimile: (650) 463-4693
Attention: Alan C. Mendelson
                  Kathleen M. Wells
     or to such other Person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 13. MISCELLANEOUS.
     13.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.
     13.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     13.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     13.4 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for a period of one (1) year from the Closing Date. The agreements and covenants contained herein shall survive for the applicable statute of limitations.
     13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.
     13.6 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.
     13.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any affiliate of the Purchaser to whom the Investor assigns or transfers any Shares, provided such affiliate-transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchaser.”
     13.8 Entire Agreement. The License Agreement, the Transaction Documents and other documents delivered pursuant hereto or thereto, including the exhibits hereto or thereto and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
     13.9 Payment of Fees and Expenses. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY: CARDICA, INC.
By:	/s/ Bernard A. Hausen
	Name:	Bernard A. Hausen
	Title:	President and CEO

SIGNATURE PAGE TO CARDICA, INC. STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASER: INTUITIVE SURGICAL OPERATIONS, INC.
By:	/s/ Marshall Mohr
	Name:	Marshall Mohr
	Title:	Sr. VP and CFO

SIGNATURE PAGE TO CARDICA, INC. STOCK PURCHASE AGREEMENT

Exhibit A
Form of Registration Rights Agreement
[Incorporated by reference to Exhibit 10.26 hereto.]

Exhibit B
Opinion of Company Counsel

Suzanne Sawochka Hooper	VIA EMAIL
(650) 843-5180
hooperss@cooley.com
August 17, 2010
Intuitive Surgical Operations, Inc.
1266 Kifer Road
Sunnyvale, California 94086
RE: Cardica, Inc.
Ladies and Gentlemen:
We have acted as counsel for Cardica, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 1,249,541 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to Intuitive Surgical Operations, Inc. under the Stock Purchase Agreement dated as of August 16, 2010 (the “Purchase Agreement”). We are rendering this opinion pursuant to Section 7.3 of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.
In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or “of which we are aware” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who have represented the Company in this transaction, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein.
In rendering this opinion, we have assumed: the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement and the Registration Rights Agreement (together, the “Transaction Documents”)), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the genuineness and authenticity of all signatures on original documents (except the signatures on behalf of the Company on the Transaction Documents). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Transaction Documents are obligations binding upon the parties thereto other than the Company; that the parties to the
FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Intuitive Surgical Operations, Inc.
August 17, 2010
Page Two
Transaction Documents other than the Company have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Transaction Documents or the Material Agreements (as defined below) that would modify or interpret the terms of any of the Transaction Documents or the Material Agreements or the respective rights or obligations of the parties thereunder.
Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the States of California and the General Corporation Law of the State of Delaware.
We express no opinion as to whether the laws of any particular jurisdiction apply, no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof and no opinion as to the enforceability of any liquidated damages provisions in the Transaction Documents.
We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefits, tax, fraudulent conveyance or usury, laws governing the legality of investments for regulated entities, Regulations T, U or X of the Board of Governors of the Federal Reserve System, local laws, any law, rules or regulations relating to the clinical development, manufacture, distribution or sale of medical device products or the bylaws, rules or regulations of the Financial Industry Regulatory Association (“FINRA”). Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or stockholder approvals; compliance with state securities or blue sky laws except as specifically set forth below; compliance with the Investment Company Act of 1940; or compliance with laws that place limitations on corporate distributions.
With regard to our opinion in paragraphs 1 and 3 below with respect to the good standing and due qualification as the case may be, of the Company, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date.
With regard to our opinion in paragraph 7 below concerning defaults under and any material breaches of any Material Agreement, we have relied solely upon (i) inquiries of officers of the Company and (ii) an examination of the contracts filed by the Company in its SEC Documents, a list of which is attached hereto as Schedule A (the “Material Agreements”), in the form provided to us by the Company. We have made no further investigation. Further, with regard to our opinions in paragraphs 6 and 7 below concerning Material Agreements, we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction. To the extent that laws other than those of California govern any of the Material Agreements, we assume that the Material Agreements would be interpreted in accordance with their plain meaning.

Intuitive Surgical Operations, Inc.
August 17, 2010
Page Three
With regard to our opinion in paragraph 8 below with respect to pending or overtly threatened litigation, we have made an inquiry of the attorneys within this firm who have represented the Company in this transaction, examined and relied upon a certificate executed by an officer of the Company covering such matters and checked the records of this firm to ascertain that we are not acting as counsel of record for the Company in any such matter. We have made no further investigation.
With regard to our opinion in paragraph 10 below, we have assumed the following: (a) that the representations made by the Purchaser in the Purchase Agreement are true and correct; (b) that neither the Company nor any person acting on behalf of the Company has offered or sold the Shares by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act; and (c) that there will be no offerings or sales of securities of the Company before or after the date hereof in a transaction that can be “integrated” with any sales of the Shares.
With regard to our opinion in paragraph 11 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the No-Action Letter of the Commission (Ref. No. 20077121115) responding to the letter, dated July 12, 2007, to the Commission submitted on our behalf, and a certificate of officers of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have conducted no further investigation.
On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:
1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.	The Company has the requisite corporate power to own, lease and operate its property and assets, and to conduct its business as described in the SEC Documents.

3.	The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.

4.	The Company has the requisite corporate power to execute, deliver and perform its obligations under the Transaction Documents, including, without limitation, to issue, sell and deliver the Shares under the Purchase Agreement.

5.	All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Shares and the performance by the Company of its obligations to be performed at the Closing under the Transaction Documents has been taken. Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except that we express no opinion as

Intuitive Surgical Operations, Inc.
August 17, 2010
Page Four
to the validity of rights to indemnity and contribution under section 9 of the Purchase Agreement and section 5 of the Registration Rights Agreement and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.	The Company’s authorized capital stock consists of (a) forty-five million (45,000,000) shares of Common Stock, par value $0.001 and (b) five million (5,000,000) shares of Preferred Stock, par value $0.001. The Shares have been duly authorized and, when issued, sold and delivered against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, outstanding, fully paid and nonassessable and free of any pre-emptive right or similar rights contained in the Company’s Certificate of Incorporation or Bylaws or any Material Agreement.

7.	The execution and delivery of the Transaction Documents and the issuance of the Shares pursuant thereto do not violate any provision of the Company’s Certificate of Incorporation or Bylaws, do not constitute a default under or a material breach of any Material Agreement and do not (a) violate any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents or (b) violate any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, except, with respect to clauses (a) and (b), where such violation would not materially and adversely affect the Company.

8.	To our knowledge, other than as set forth in the Schedule of Exceptions, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Transaction Documents or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company.

9.	All consents, approvals, authorizations, or orders of, and filings, registrations and qualifications with any U.S. Federal or California regulatory authority or governmental body required for the issuance of the Shares have been made or obtained, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) for the filing of the notice to be filed under California Corporations Code Section 25102.1(d).

10.	The offer and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

11.	The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act.

Intuitive Surgical Operations, Inc.
August 17, 2010
Page Five
12.	To our knowledge, there are no written contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to include any securities of the Company in any registration statement contemplated by Section 2 of the Registration Rights Agreement.
This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Sincerely,

Cooley llp

By:	/s/ Suzanne Sawochka Hooper

Suzanne Sawochka Hooper

SCHEDULE A
Material Agreements
1.	1997 Equity Incentive Plan and forms of related agreements and documents.

2.	2005 Equity Incentive Plan and forms of related agreements and documents.

3.	Amended and Restated Investor Rights Agreement, dated August 19, 2003, by and among Cardica, Inc. and certain stockholders.

4.	Benefit Agreement with Bernard Hausen, M.D., Ph.D.

5.	Office Lease Agreement, dated April 25, 2003, and First Amendment to Office Lease Agreement, dated January 21, 2004.

6.	Second Amendment to Office Lease Agreement, effective November 19, 2007.

7.	Distribution Agreement, by and between Cardica, Inc. and Century Medical, Inc., dated June 16, 2003

8.	First Amendment to Distribution Agreement, dated March 30, 2007, by and between Cardica, Inc. and Century Medical, Inc.

9.	Subordinated Convertible Note Agreement with Century Medical, Inc., dated June 16, 2003, and Amendment No. 1 thereto, dated August 6, 2003.

10.	Amendment No. 2 to Subordinated Convertible Note Agreement, dated March 30, 2007, by and between Cardica, Inc. and Century Medical, Inc.

11.	Amended and Restated Note issued pursuant to Amendment No. 2 to Subordinated Convertible Note Agreement with Century Medical, Inc.

12.	Allen & Company LLC Letter of Intent dated September 12, 2005.

13.	Consent to Grant of Registration Rights and Amendment to Amended and Restated Investor Rights Agreement, dated November 7, 2006, by and between Cardica, Inc. and the investors set forth therein.

14.	Registration Rights Agreement, dated June 7, 2007, by and among Cardica, Inc., and the purchasers listed on the signature pages thereto.

15.	Letter Agreement with Frederic M. Bauer.

16.	Cardica, Inc. Change in Control and Severance Benefit Plan.

17.	License, Development and Commercialization Agreement by and between the Company and Cook Incorporated, dated June 12, 2007.

18.	Amendment to License, Development and Commercialization Agreement by and between Cardica, Inc. and Cook Incorporated, dated September 19, 2007.

19.	Second Amendment to License, Development and Commercialization Agreement by and between Cardica, Inc. and Cook Incorporated, dated June 19, 2009.

20.	Registration Rights Agreement, dated September 25, 2009, by and among Cardica, Inc., and the purchasers listed on the signature pages thereto.

21.	Amendment No. 4 to Distribution Agreement, dated April 1, 2010, by and between Cardica, Inc. and Century Medical, Inc.

22.	Amendment No. 3 to Subordinated Convertible Note Agreement, dated April 1, 2010, by and between Cardica, Inc. and Century Medical, Inc.